UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2017

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	01-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2017 LSI Industries Inc. ("LSI" or the "Company") entered into an Amended and Restated Employment Agreement with Dennis W. Wells, LSI's Chief Executive Officer and President.

The Amended and Restated Employment Agreement replaces the Employment Agreement entered into by LSI and Mr. Wells as of October 1, 2014 and reflects certain of the previously disclosed terms of Mr. Wells' current compensation components, including a $560,000 annual base salary. The  Amended and Restated Employment Agreement  provides that Mr. Wells shall have the opportunity to receive an annual bonus through participation in the Company's compensation plans for executive officers, as adopted from time to time by the Board of Directors or the Compensation Committee, as the case may be, including, without limitation, the LSI Industries Inc. Short Term Incentive Plan (STIP) for Named Executive Officers—FY 2017 (Revised August 17, 2016) and successor plans.

On February 24, 2017 the Compensation Committee of the Board of Directors of the Company granted Mr. Wells nonqualified options to purchase 65,963 shares of the Company's common stock and 24,510 restricted share units ("RSUs"). The options and RSU's were granted pursuant to the Company's Amended and Restated 2012 Stock Incentive Plan and each award vests in full in three years from the date of grant.
On February 24, 2017 LSI and Mr. Wells entered into a  Non-Competition, Non-Solicitation and Non-Disclosure Agreement pursuant to which Mr. Wells agrees to restrictions on use and disclosure of information, nonsolicitation provisions and non-competition provisions.

The foregoing description of the Amended and Restated Employment Agreement and Non-Competition, Non-Solicitation and Non-Disclosure Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, and to the  Non-Competition, Non-Solicitation and Non-Disclosure Agreement, a copy of which is attached hereto as Exhibit 10.2, and the terms of which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable

(d)	Exhibits.

Exhibit No. Description
10.1	Amended and Restated Employment Agreement dated as of February 24, 2017 between LSI Industries Inc. and Dennis W. Wells

10.2	Non-Competition, Non-Solicitation and Non-Disclosure Agreement dated as of February 24, 2017 between LSI Industries Inc. and Dennis W. Wells.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY:/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)
February 27, 2017